Exhibit 3.2

FORM NO. 3a	Registration No. 40141

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Franklin Holdings (Bermuda), Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as James River Group Holdings, Ltd. on the 18th day of September 2014.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 22nd day of September 2014

Registrar of Companies